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                                                                EXHIBIT 23


                       [McGLADREY & PULLEN LETTERHEAD]




                         INDEPENDENT AUDITOR'S CONSENT


        We consent to the incorporation by reference in this Annual Report on Form 10-K of National City Bancshares, Inc. for the year ending December 31, 1995 of our report dated January 19, 1996, which appears on Page 15 of the Annual Report to shareholders.





/s/ McGLADREY & PULLEN, LLP
Champaign, Illinois
March 22, 1996